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EXHIBIT 4.1


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        PROFILE DIAGNOSTIC SCIENCES, INC.
                    (INCLUDING NAME CHANGE TO "PENGE CORP.")

                       ___________________________________


                  PURSUANT TO SECTIONS 228, 242 AND 245 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                       ___________________________________


         Profile Diagnostic Sciences, Inc., a Delaware corporation (the "CORPORATION"), hereby certifies that:

         ONE: The original certificate of incorporation of the Corporation was filed with the Delaware Secretary of State on February 4, 1987.

         TWO: This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 228 of the General Corporation Law of the State of Delaware (the "DGCL").

         THREE: The Corporation's Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

                                    ARTICLE I

         The name of the Corporation is: Penge Corp.

                                   ARTICLE II

         The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Washington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                                   ARTICLE IV

         The total number of shares of capital stock which the Corporation shall have authority to issue is fifty-five million (55,000,000) of which fifty million (50,000,000) shall be shares of common stock, par value $.001 per share (the "COMMON STOCK"), and of which five million (5,000,000) shall be shares of preferred stock, par value $.001 per share (the "PREFERRED STOCK"). Fully paid stock of this Corporation shall not be liable to any further call or assessment.

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         The designation, powers, preferences and relative, participating, optional or other special rights, of each class of stock and the qualifications, limitations or restrictions thereof are as follows:

A. COMMON STOCK

         1. DIVIDENDS. Subject to the rights of the holders of the Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, holders of the Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the board of directors of the Corporation (the "BOARD") from time to time out of assets or funds of the Corporation legally available therefor.

         2. LIQUIDATION; DISSOLUTION. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and after payment or provision for payment to the holders of each series of the Preferred Stock of all amounts required in accordance with this ARTICLE IV, the remaining assets and funds of the Corporation shall be divided among and paid to the holders of the Common Stock.

         3. VOTING.

         (a) Subject to SECTION 3(C) of this ARTICLE IV.A. below, at every meeting of the shareholders of the Corporation, every holder of the Common Stock shall be entitled to one vote in person or by proxy for each share of such Common Stock standing in such shareholder's name on the stock transfer records of the Corporation.

         (b) No shareholder shall have the right to cumulate votes in the election of directors.

         (c) Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock). The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

         4. PREEMPTIVE RIGHTS. No holder of shares of the Common Stock of the Corporation shall, as such holder, be entitled as of right to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of bonds, debentures or other securities convertible into or exchangeable for stock, but all such additional shares of stock of any class, or bonds, debentures or other securities convertible into or exchangeable for stock, may be issued and disposed of by the Board on such terms and for such consideration, so far as may be permitted by law, and to such persons, as the Board in its absolute discretion may deem advisable.


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B. PREFERRED STOCK

         1. NUMBER; SERIES. The Preferred Stock of the Corporation may be issued in one or more series, from time to time, with each such series to have such designation, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated and expressed in an amendment to this Certificate of Incorporation providing for the issue of such series. The Board is hereby expressly vested with authority to amend the Certificate of Incorporation, without shareholder action or approval, to: (a) create one or more series of the Preferred Stock, fix the number of shares of each such series (within the total number of authorized shares of the Preferred Stock available for designation as a part of such series), and designate and determine, in whole or part, the preferences, limitations and relative rights of each series of the Preferred Stock, all before the issuance of any shares of such series, except as provided in ARTICLE IV.B.1(C) below; (b) alter or revoke the preferences, limitations and relative rights granted to or imposed upon any wholly unissued series of the Preferred Stock, or (c) increase or decrease the number of shares constituting any series of the Preferred Stock (the number of shares of which was originally fixed by the Board) either before or after the issuance of shares of such series, provided that the number may not be decreased below the number of shares of such series then outstanding, or increased above the total number of authorized shares of the Preferred Stock available for designation as a part of such series. Without limiting the foregoing, the authority of the Board with respect to each such series shall include, but not be limited to, the determination or fixing of the following:

                  (i) The dividend rate of such series, the conditions and times upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends and/or other payments payable on or with respect to any other class or classes of stock or series thereof, or on the other series of the Preferred Stock, and whether dividends shall be cumulative or noncumulative;

                  (ii) The conditions upon which the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of such series may be redeemed;

                  (iii) Whether or not the shares of such series shall be subject to the operation of retirement or sinking fund provisions to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof and the relation payments on such retirement or sinking fund shall bear to any payments and/or distributions on or with respect to each other class or classes of stock or series thereof, or on or with respect to the other series of the Preferred Stock;


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                  (iv) Whether or not the shares of such series shall be
convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the Preferred Stock and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

                  (v) Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, as such voting rights granted by law may be modified or limited in the provisions designating such series, and, if so, subject to the limitations hereinafter set forth, the terms of such additional voting rights; and

                  (vi) The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or upon distribution of assets of the Corporation.

         2. VOTING. Except as otherwise provided by an amendment to this Certificate of Incorporation creating any series of the Preferred Stock or by the DGCL, the Common Stock issued and outstanding shall have and possess the exclusive power to vote for the election of directors and for all other purposes as provided in ARTICLE IV.A.3. above.

         3. PREEMPTIVE RIGHTS. Except as otherwise provided by an amendment to the Certificate of Incorporation, or by any agreement approved by the Board and to which the Company is a party, providing for the issuance of any series of the Preferred Stock, no holder of shares of the Preferred Stock shall, as such holder, be entitled as of right to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of bonds, debentures or other securities convertible into or exchangeable for stock, but all such additional shares of stock of any class, or bonds, debentures or other securities convertible into or exchangeable for stock, may be issued and disposed of by the Board on such terms and for such consideration, so far as may be permitted by law, and to such persons, as the Board in its absolute discretion may deem advisable.

         4. ISSUANCE. Each share of Preferred Stock shall be issued for such consideration as the Board may determine. Once duly issued for the consideration called for by resolution of the Board, shares of Preferred Stock shall be deemed fully paid and nonassessable.

C. REVERSE STOCK SPLIT

         1. SPLIT RATIO. Every twenty-five (25) shares of the stock issued and outstanding, or issued and held by the Corporation, as of the earlier of (a) June 27, 2005 and (b) the earliest date thereafter that a combination of shares may be effected under applicable law (the "Change Time") shall be, on and as of the Change Time, combined into one (1) share of stock of the Corporation, par value $.001 per share; provided, however, that the Corporation shall issue one whole share of stock in lieu of the issuance of fractional shares by the Corporation as provided in ARTICLE IV.C.3 below.


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         2. EXCHANGE OF CERTIFICATES. Each certificate representing shares of the stock of the Corporation which are issued and outstanding, or issued and held by the Corporation, immediately prior to the Change Time, shall thereafter for all purposes be deemed to represent one (1) share of the stock of the Corporation for every 25 shares of the stock of the Corporation represented by such certificate; and each holder of record of a certificate for 25 or more shares of the stock of the Corporation as of the Change Time shall be entitled to receive, as soon as practicable, upon surrender of such certificate to the officer or agent having charge of the stock transfer books of the Corporation, a certificate or certificates representing one (1) share of the stock of the Corporation for each 25 shares of the stock of the Corporation represented by the certificate of such holder immediately prior to the Change Time; provided, however, that cash shall be paid in lieu of the issuance of fractional shares by the Corporation as provided in paragraph 3 below. The shares of the stock of the Corporation represented by certificates issued pursuant to this paragraph shall be validly issued, fully paid and nonassessable.

         3. NO FRACTIONAL SHARES. No fractional shares or scrip certificates shall be issued to the holders of presently issued and outstanding shares of the stock of the Corporation. Rather, if any holder of shares of the stock of the Corporation would otherwise be entitled to a fractional share, the Corporation will issue one whole share to such holder.

                                    ARTICLE V

         The Corporation is to have perpetual existence.

                                   ARTICLE VI

         In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized:

                  (a) To make, alter or repel the by-laws of the Corporation.

                  (b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

                  (c) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                  (d) By a majority of the whole Board, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any


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such committee, to the extent provided in the resolution of the Board, or in the by-laws of the Corporation, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the by-laws of the Corporation; and, unless the resolution or by-laws, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                  (e) When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board shall deem expedient and for the best interests of the Corporation.

                                   ARTICLE VII

         Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer or another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Delaware, from time to time against all expenses, liability and loss, including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person.

         No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, provided, however, that directors shall continue to be liable to the extent provided by law (i) for any breach of duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which a director derived an improper personal benefit.

         This indemnification is intended to provide at all times the fullest indemnification permitted by the laws of the State of Delaware. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.


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         No amendment or repeal of this Article shall apply to or have any effect on any right of indemnification provided hereunder with respect to any acts or omissions of directors occurring prior to such amendment or repeal.

         The Corporation hereby elects to not be governed by Section 203 of the DGCL. (Pursuant to Section 203 of the DGCL, the foregoing provision shall not be effective until 12 months after the adoption of this Amended and Restated Certificate of Incorporation and shall not apply to any "business combination" between the Corporation and any person who became an "interested stockholder" on or prior to such adoption.)

                                  ARTICLE VIII

         Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

                                   ARTICLE IX

         Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

                                    ARTICLE X

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


         IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by Kirk Fischer, its CEO, this 11th day of July, 2005.


                                              PROFILE DIAGNOSTIC SCIENCES, INC.
                                              (now known as PENGE CORP.),
                                              a Delaware corporation


                                              By: /s/ Kirk Fischer
                                                  ------------------------------
                                              Name: Kirk Fischer
                                              Title: CEO


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